UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 20, 2017

KOPIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19882	04-2833935
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
125 North Drive, Westborough, MA 01581
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code    (508) 870-5959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

          On April 20, 2017, Kopin Corporation (“Kopin”) closed its previously announced sale of unregistered shares of common stock to Goertek Inc. (“Goertek”) resulting in $24,664,250 in gross proceeds to Kopin.  The sale represents 10.1% of the total issued and outstanding shares of common stock of Kopin.  The purchase price was $3.25 per share.  Kopin relied on the exemption from registration with the Securities and Exchange Commission (“SEC”) provided under SEC Rule 506 of Regulation D.

Item 7.01.  Regulation FD Disclosure.

          On April 24, 2017, Kopin issued a press release entitled “Kopin Completes Strategic Agreement with Goertek - Company Received $24.6 Million for 10.1% Ownership.”  A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by this reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits.

99.1	Press Release dated April 24, 2017, entitled, “KOPIN COMPLETES STRATEGIC AGREEMENT WITH GOERTEK - Company Receives $24.6 Million for 10.1% Ownership”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOPIN CORPORATION

Dated:	April 24, 2017	By:	/s/ Richard A. Sneider
Richard A. Sneider
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated April 24, 2017, entitled, “KOPIN COMPLETES STRATEGIC AGREEMENT WITH GOERTEK - Company Receives $24.6 Million for 10.1% Ownership”.